SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
__________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

__________________

Date of report: August 17, 2007
(Date of earliest event reported)

INCENTRA SOLUTIONS, INC.
(Exact name of Registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

333-16031	86-0793960
(Commission File No.)	(I.R.S. Employer
Identification No.)

1140 Pearl Street
Boulder, Colorado 80302
(Address of principal executive offices; zip code)

(303) 449-8279
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if changed Since Last Report)

          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13-4(e) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANTS BUSINESS AND OPERATIONS

Item 1.01      Entry Into A Material Definitive Agreement

(A)

     In connection with the closing of our acquisition of Helio Solutions, Inc., a California corporation (“Helio”), on August 17, 2007, as discussed in Item 2.01 below, we entered into several material agreements. The material agreements include a merger agreement, a stock purchase agreement, a convertible note, registration rights agreements, a warrant, a lock-up and voting agreement and various employment agreements. The descriptions of such agreements contained in Item 2.01 below are incorporated herein by reference.

(B)

     On August 17, 2007, we issued and sold a $12 million promissory note (the “Term Note”), together with a common stock purchase warrant (the “Common Stock Purchase Warrant”) to purchase 3,750,000 of our common stock (collectively, the documents are referred to as the “Term Loan Facility”), to Calliope Capital Corporation (“Calliope”), an affiliate of Laurus Master Fund, Ltd. (“Laurus”) pursuant to a Securities Purchase Agreement, dated July 31, 2007, between our company and Calliope (the “Securities Purchase Agreement”). Although we executed the agreement on July 31, 2007, the closing of the financing was conditioned upon the closing of our acquisition of Helio, among other conditions. In connection with the Term Loan Facility, we also entered into a master security agreement, a subsidiary guarantee agreement, a registration rights agreement and a stock pledge agreement. In connection with the Term Loan Facility, we paid to Laurus Capital Management, LLC a non-refundable fee of $415,000.

     On August 16, 2007, we borrowed a total of $6.95 million of the $12 million available to us. Of the $6.95 million drawn, $5.6MM was used to finance the Helio Solutions, Inc. acquisition, $415,000 was used to pay Laurus fees, and $932,000 was used to refinance our existing obligation to Laurus on a secured convertible term note which was convertible at $1.40 per share. We did not incur any prepayment or other penalties associated with the early repayment of that secured convertible term note. The remaining $5 million is available to us for additional acquisitions.

     The Term Note provides that interest on the unpaid principal balance is payable monthly and interest shall accrue at a rate per annum equal to the “prime rate,” as published in The Wall Street Journal from time to time, plus two percent (2%), subject to a floor of ten percent (10%). Principal is payable monthly commencing on February 1, 2008 at the monthly rate of $285,714.28 with remaining principal and unpaid interest due on July 31, 2010. We may prepay the Term Note in whole or in part at any time without penalty. In the event of a default by us or any of our subsidiaries, the entire unpaid balance of the Term Note shall become due and payable. Such events of default include without limitation: a) failure to pay, b) breach of covenant, c) breach of representation and warranties, d) default under other agreements, e) bankruptcy, f) judgements, g) insolvency, h) the indictment or threatened indictment of the Company or any executive officer or the Company under any criminal statute, or commencement or threatened commencement of criminal or civil proceedings against the Company or any executive officer of the Company pursuant to which statute or proceeding penalties or remedies sought or available include forfeiture of any of the property of the Company, i) an event of default as defined in the Purchase Agreement or any Related Agreement, j) stop trade, or k) Failure to deliver Common Stock or replacement note.

     As security for our obligations under the Term Note, we granted Calliope a security interest in all of our assets [and a security interest in all of the assets of our subsidiaries] pursuant to a Master Security Agreement, dated July 31, 2007, between our company, our subsidiaries and Calliope. As further security, we pledged all of the capital stock of all of our subsidiaries, pursuant to a Stock Pledge Agreement, dated July 31, 2007, between our company and Calliope. Our obligations under the Term Note are guaranteed by each of our subsidiaries pursuant to a Subsidiary Guarantee, dated July 31, 2007, among each of our subsidiaries and Calliope.

     The Warrant provides for the purchase of 3,750,000 shares of our common stock at a purchase price of $ .01 per share at any time after July 31, 2007 but prior to July 31, 2027. Calliope may not exercise the Warrant in the event the number of shares of common stock beneficially owned by Calliope would exceed the difference between (i) 9.99% of the issued and outstanding shares of our common stock and (ii) the aggregate number of shares of common stock beneficially owned by Calliope and Laurus except upon (i) seventy-five (75) days’ prior notice from Calliope to us or (ii) upon the occurrence and continuance of an event of default under the Term Note. In addition, the sale of the shares issuable upon exercise of the warrants are subject to certain volume trading restrictions consistent with those in previous Laurus financings.

     Pursuant to a Registration Rights Agreement, dated July 31, 2007, between our company and Calliope , we are obligated to (a) file a registration statement on or before October 16, 2007 to register the resale of the shares of our common stock underlying the Warrant and the Term Note, (b) use our best efforts to have the registration statement declared effective not later than February 16, 2008 and (c) use reasonable commercial efforts to keep the registration statement continuously effective under the Securities Act of 1933 (the “Securities Act”) until the earlier date of when (i) all registrable securities covered by such registration statement have been sold or (ii) all registrable securities covered by such registration statement may be sold immediately without registration under the Securities Act and without volume restrictions pursuant to Rule 144(k) under the Securities Act, as determined by our counsel pursuant to a written opinion letter to such effect, addressed and acceptable to our transfer agent and the affected holders of our registrable securities.

     The above description of the above material agreements is not a complete description of all of the terms of such material agreements and is qualified in its entirety by reference to the actual agreements, copies of which are included as an exhibit to this Current Report on Form 8-K.

                  SECTION 2 – FINANCIAL INFORMATION

Item 2.01  Completion of Acquisition or Disposition of Assets

     On August 17, 2007 (the “Closing Date”), we acquired Helio, a provider of IT and secure data center solutions to mid-tier enterprises and Fortune 1000 companies. The transaction was effected pursuant to (1) a Merger Agreement dated as of the Closing Date between our company, Incentra Helio Acquisition Corp., a newly formed wholly owned subsidiary of Incentra, Helio, David Condensa as the Shareholders’ representative and all shareholders of Helio by joinder agreement (the “Continuing Shareholders”), and (2) , a stock purchase agreement between Incentra and Paul Chopra, a former Helio shareholder.

     The initial purchase price was approximately $10.3 million, subject to certain post-closing working capital adjustments in the event that working capital as of August 31, 2007 is less than $1.8 million. The price paid at closing to the Continuing Shareholders included $3.4 million in cash and 5,000,000 restricted shares of Incentra common stock. Of the $3.4 million paid in cash, $750,000 was placed into escrow to secure certain working capital and indemnification obligations of Helio, which funds will be released one year after the closing of the transaction according to the terms of the Escrow Agreement, dated as of August 14, 2007, between Incentra Solutions, Inc., Incentra Helio Acquisition Corp., Helio Solutions, Inc., Dave Condensa, as Shareholders’ Representative, and JPMorgan Chase Bank, N.A. The cash amounts paid at closing were provided by proceeds from the Term Note from Calliope as described in Item 1.01.

     The earn-out provisions provide that the Continuing Shareholders can earn up to $15 million (our Company will recover 1,000,000 of the common shares issued at the closing out of any earn-out shares earned before any additional shares are granted) in additional consideration over the next three years based on the achievement of EBITDA greater than a minimum threshold of $2.0 million, $2.5 million and $3.0 million for the first, second and third 12-month periods after closing, respectively. The amount is payable dollar for dollar up to a maximum amount of $5.0 million per year. However, in the event EBITDA does not exceed the previously mentioned minimum thresholds in any of the next three years, there shall be no earn-out payable for that year. The earn-out is payable 50% in cash and 50% in stock of our Company, the number of common shares to be calculated using a price per share of $1.00 in the first year, the greater of $1.00 or 90% of the fair market value of our Company’s stock at the beginning of the second year for year two, and the greater of $2.00 or 90% of the fair market value of our Company’s stock at the beginning of the third year for year three. There is also a “catchup” adjustment mechanism at the end of the three year period if in any of the three years the shareholders do not receive an earn-out payment as a result of not achieving the minimum EBITDA in that year. If at the end of the three-year period the cumulative EBITDA is greater than $7.5MM, we will remeasure the earn-out amount payable based upon the three year cumulative EBITDA amount, subject to the maximum of $15 million. Any earn-out payable as “catch up” shall be payable 50% in cash and 50% in stock of our Company, the number of common shares to be calculated using a price per share equal to the greater of $2.00 or 90% of the fair market value of our Company’s stock at the end of the third year. In the event (a) Dave Condensa is terminated without cause, or should terminate his employment for good reason, (b) of a fundamental change in the business, or (c) the occurrence of a change of control, all future earn-out which has not been earned to that point is accelerated and immediately payable to the Continuing Shareholders in their pro-rata portions. Additionally, should any Continuing Shareholder other than Dave Condensa terminate their employment or be terminated for cause prior to the completion of the three-year earn-out period, they shall forfeit any unearned earnout, and such forfeited earn-out shall be reallocated to the remaining Continuing Shareholders. Should Dave Condensa terminate his employment other than for good reason or be terminated for cause, he shall forfeit any unearned earn-out, and such forfeited earn-out shall be eliminated and not become available to any other Continuing Shareholders.

     The price paid at closing to Paul Chopra, a former Helio shareholder and not a continuing shareholder, included $1.6 million in cash, 1,000,000 restricted shares of our common stock and the issuance of an unsecured, convertible three-year note for $770,000. The convertible note bears interest at a rate of 8% per annum with quarterly principal and interest payments and is convertible into shares of our common stock at a price of $1.00 at the option of Paul Chopra. The note is subject to certain event of default provisions as described more fully in the note.

     The Continuing Shareholders and Paul Chopra were both granted registration rights covering the shares issued in the transaction. At any time after August 14, 2009, upon the request of 66 2/3% of the Continuing Shareholders or Paul Chopra , we will be obligated to file a registration statement covering the registrable securities so requested as soon as practicable.

     We also entered into a lock-up and voting agreement with the Continuing Shareholders as of the closing date. The Continuing Shareholders agreed not to sell or transfer the shares received as of the closing date until August of 2009 except in certain circumstances. The Continuing Shareholders also agreed to vote at least half of the shares issued and outstanding to them for any resolutions proposed by the Board of Directors, approved by Thomas P. Sweeney III and submitted to a vote by our shareholders.

     In conjunction with the acquisition of Helio, we entered into a three-year employment agreement with Dave Condensa, who will serve as President. The agreement provides for a base salary of $120,000 per year, an annual performance based bonus as determined by the compensation committee of the board of directors of Incentra Helio Acquisition Corp., as well as other standard benefits and terms regarding termination and change of control. All Continuing Shareholders signed five (5) year non-compete and non-solicitation covenants.

     PageMill Partners LLC (“PageMill”) acted as our exclusive mergers and acquisitions advisor in the transaction and, in consideration of its services, we paid a fee of $600,000 in cash and issued a five-year warrant to purchase 600,000 shares of our common stock at $0.80 per share. We also granted PageMill registration rights with respect to the shares of common stock underlying such warrant. At any time after August 14, 2009, upon the request of PageMill, we are obligated to file a registration statement covering the warrant as soon as practicable after such request.

     On August 20, 2007 we issued a press release ( the “Press Release”) in connection with the transactions set forth in item 2.01 above, a copy of which is attached hereto as exhibit 99.1.

     The above description of the transaction and material agreements is not a complete description of all of the terms of such material agreements and is qualified in its entirety by reference to the actual agreements, a copy of which are included as exhibits to this Current Report on Form 8-K

Item 2.03 Creation Of A Direct Financial Obligation Or An Obligation Under An Off-Balance Sheet Arrangement Of A Registrant.

     The description of the note disclosed in Item 1.01 and earn-out provision disclosed in Item 2.01 are incorporated herein by reference.

     SECTION 3 - SECURITIES AND TRADING MARKETS

Item 3.02 Unregistered Sales Of Equity Securities

     In connection with the material contract described in Item 1.01, we issued to Calliope the Common Stock Purchase Warrant described therein. In connection with the transaction described in Item 2.01, we issued shares of our Common Stock to the Continuing Shareholders and Paul Chopra and a warrant to purchase common stock to

PageMill. The warrant and shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, on the basis that their issuance did not involve a public offering, no underwriting fees or commissions were paid by us in connection with such issuance and Calliope, the Continuing Shareholders and Paul Chopra, and PageMill represented to us that they are “accredited investors,” as defined in the Securities Act of 1933.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS.

Item 9.01      Financial Statements and Exhibits.

(A)	Financial Statements of Business Acquired

Financial Statements , if any, required by this item will be provided within the time period prescribed by this item.

(B)	Pro Forma Financial Information

Pro Forma Financial Information, if any, required by this item will be provided within the time period prescribed by this item.

          (c)           Exhibits.

Number	Documents

10.1	Helio Merger Agreement, dated as of August 14, 2007 by and among Incentra Solutions, Inc., Incentra Helio Acquisition Corp., Helio Solutions, Inc., and Dave Condensa, as Shareholders’ Representative.

10.2

First Amendment to Helio Merger Agreement, dated as of August 14, 2007, between Incentra Solutions, Inc., Incentra Helio Acquisition Corp., Helio Solutions, Inc., and Dave Condensa, as Shareholders’ Representative.

10.3	Security Agreement, dated as of August 16, 2007, between Incentra Solutions and subsidiaries and Dave Condensa, Bert Condensa, Dave Auerweck, Kevin Hawkins and Terri Marine.

10.4

Second Amendment to the Helio Merger Agreement, dated as of August 17, 2007, between Incentra Solutions, Inc., Incentra Helio Acquisition Corp., Helio Solutions, Inc., and Dave Condensa, as Shareholders’ Representative.

10.5	Registration Rights Agreement, dated as of August 14, 2007, between Incentra Solutions, Inc. and Dave Condensa, Bert Condensa, Dave Auerweck, Kevin Hawkins, Terri Marine and Paul Chopra.

10.6	Lock-up and Voting Agreement, dated as of August 14, 2007, between Dave Condensa, Bert Condensa, Dave Auerweck, Kevin Hawkins and Terri Marine.

10.7	Stock Purchase Agreement, dated as of August 14, 2007, between Incentra Solutions, Inc. and Paul Chopra.

10.8	Convertible Promissory Note, dated as of August 14, 2007, issued by Incentra Solutions Inc. to Paul Chopra .

10.9	Registration Rights Agreement, dated as of August 14, 2007, between Incentra Solutions, Inc. and Paul Chopra.

10.10	Employment Agreement, dated as of August 17, 2007, between Incentra Helio Acquisition Corp. and Dave Condensa.

10.11	Escrow Agreement, dated as of August 14, 2007, between Incentra Solutions, Inc., Incentra Helio Acquisition Corp, Helio Solutions, Inc. and Dave Condensa, as Shareholders’ Representative.

10.12	Securities Purchase Agreement, dated as of July 31, 2007, between Incentra Solutions, Inc. and Calliope Capital Corporation.

10.13	Term Note, dated as of July 31, 2007, between Incentra Solutions, Inc. and Calliope Capital Corporation.

10.14	Common Stock Purchase Warrant, dated as of July 31, 2007, by Incentra Solutions, Inc. in favor of Calliope Capital Corporation.

10.15	Master Security Agreement, dated as of July 31, 2007, by Incentra Solutions, Inc. in favor of Calliope Capital Corporation.

10.16	Subsidiary Guarantee, dated as of July 31, 2007, by Incentra Solutions, Inc. in favor of Calliope Capital Corporation.

10.17	Registration Rights Agreement, dated as of July 31, 2007, between Incentra Solutions, Inc. and Calliope Capital Corporation.

10.18	Stock Pledge Agreement, dated as of July 31, 2007, between Incentra Solutions, Inc., Managed Storage International, Inc. and Calliope Capital Corporation.

10.19	Grant of Security Interest in IP, dated as of July 31, 2007, between Incentra Solutions, Inc., Managed Storage International, Inc. and Calliope Capital Corporation.

10.20	Form of Warrant issued to PageMill Partners, LLC.

10.21	Registration Rights Agreement, dated as of August 20, 2007, between Incentra Solutions, Inc. and PageMill Partners, LLC.

99.1	Press Release, dated as of August 20, 2007, announcing our acquisition of Helio Solutions, Inc.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

INCENTRA SOLUTIONS, INC.

Date: August 23, 2007	By:	/s/ Thomas P. Sweeney III
Thomas P. Sweeney III
Chief Executive Officer

Exhibit Index

Number           Documents

10.1	Helio Merger Agreement, dated as of August 14, 2007 by and among Incentra Solutions, Inc., Incentra Helio Acquisition Corp., Helio Solutions, Inc., and Dave Condensa, as Shareholders’ Representative.

10.2

First Amendment to Helio Merger Agreement, dated as of August 14, 2007, between Incentra Solutions, Inc., Incentra Helio Acquisition Corp., Helio Solutions, Inc., and Dave Condensa, as Shareholders’ Representative.

10.3	Security Agreement, dated as of August 16, 2007, between Incentra Solutions and subsidiaries and Dave Condensa, Bert Condensa, Dave Auerweck, Kevin Hawkins and Terri Marine.

10.4

Second Amendment to the Helio Merger Agreement, dated as of August 17, 2007, between Incentra Solutions, Inc., Incentra Helio Acquisition Corp., Helio Solutions, Inc., and Dave Condensa, as Shareholders’ Representative.

10.5	Registration Rights Agreement, dated as of August 14, 2007, between Incentra Solutions, Inc. and Dave Condensa, Bert Condensa, Dave Auerweck, Kevin Hawkins, Terri Marine and Paul Chopra.

10.6	Lock-up and Voting Agreement, dated as of August 14, 2007, between Dave Condensa, Bert Condensa, Dave Auerweck, Kevin Hawkins and Terri Marine.

10.7	Stock Purchase Agreement, dated as of August 14, 2007, between Incentra Solutions, Inc. and Paul Chopra.

10.8	Convertible Promissory Note, dated as of August 14, 2007, issued by Incentra Solutions Inc. to Paul Chopra .

10.9	Registration Rights Agreement, dated as of August 14, 2007, between Incentra Solutions, Inc. and Paul Chopra.

10.10	Employment Agreement, dated as of August 17, 2007, between Incentra Helio Acquisition Corp. and Dave Condensa.

10.11	Escrow Agreement, dated as of August 14, 2007, between Incentra Solutions, Inc., Incentra Helio Acquisition Corp, Helio Solutions, Inc. and Dave Condensa, as Shareholders’ Representative.

10.12	Securities Purchase Agreement, dated as of July 31, 2007, between Incentra Solutions, Inc. and Calliope Capital Corporation.

10.13	Term Note, dated as of July 31, 2007, between Incentra Solutions, Inc. and Calliope Capital Corporation.

10.14	Common Stock Purchase Warrant, dated as of July 31, 2007, by Incentra Solutions, Inc. in favor of Calliope Capital Corporation.

10.15	Master Security Agreement, dated as of July 31, 2007, by Incentra Solutions, Inc. in favor of Calliope Capital Corporation.

10.16	Subsidiary Guarantee, dated as of July 31, 2007, by Incentra Solutions, Inc. in favor of Calliope Capital Corporation.

10.17	Registration Rights Agreement, dated as of July 31, 2007, between Incentra Solutions, Inc. and Calliope Capital Corporation.

10.18	Stock Pledge Agreement, dated as of July 31, 2007, between Incentra Solutions, Inc., Managed Storage International, Inc. and Calliope Capital Corporation.

10.19	Grant of Security Interest in IP, dated as of July 31, 2007, between Incentra Solutions, Inc., Managed Storage International, Inc. and Calliope Capital Corporation.

10.20	Form of Warrant issued to PageMill Partners, LLC.

10.21	Registration Rights Agreement, dated as of August 20, 2007, between Incentra Solutions, Inc. and PageMill Partners, LLC.

99.1	Press Release, dated as of August 20, 2007, announcing our acquisition of Helio Solutions, Inc.